                              AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                           GE INVESTMENTS FUNDS, INC.

                                (March 16, 2000)

      The undersigned person, pursuant to Section 13.1-711 of the Virginia Stock Corporation Act, hereby executes the following amended and restated Articles of Incorporation of GE Investments Funds, Inc. (the "Corporation"), a Virginia:

      The Undersigned person, pursuant to Chapter 9, Title 13.1, Section 13.1-711 of the Code of Virginia, hereby executes the following amended and restated Articles of Incorporation and sets forth the following:

      FIRST: The name of the corporation is GE Investments Funds, Inc. (hereinafter the "Corporation").

      SECOND: The purposes for which the Corporation is formed are:

            (1) to conduct, operate and carry on the business of an open-end management investment company described in and regulated by the Investment Company Act of 1940 (hereinafter the "1940 Act");

            (2) to subscribe for, invest in, reinvest in, purchase or otherwise acquire, hold, pledge, sell, assign, transfer, exchange, distribute or otherwise dispose of notes, bills, bonds, debentures and other negotiable or non-negotiable instruments, obligations and evidences of indebtedness issued or guaranteed as to principal or interest by the United States Government, or any agency or instrumentality thereof, any State, local or foreign government, or any agency or instrumentality thereof, or any other securities or other investments of any kind issued by any corporation or other issuer whether organized under the laws of the United States or any State, territory or possession thereof or the laws of any foreign country or any political subdivision, territory or possession thereof, to pay for the same in cash or by the issue of stock, including treasury stock, bonds or notes of the Corporation or otherwise;

            (3) to exercise any and all rights, powers and privileges of ownership or interest in respect of any and all such investments of every kind and description, including and without limitation, the right to consent and otherwise act with respect thereto, with power to designate one or more persons, firms, associations or corporations to exercise any of said rights, powers and privileges in respect of any said investments;

            (4) to conduct research and investigations in respect of securities or other investments, organizations and general business and financial conditions in the United States of America and elsewhere for the purpose of obtaining information pertinent to the investment and employment of the assets of the Corporation and to procure any or all of the foregoing to be done by others as independent contractors and to pay compensation therefor;

            (5) to borrow money or otherwise obtain credit and, if required, to secure the same by mortgaging, pledging or otherwise subjecting as security the assets of the Corporation, and to endorse, guarantee or undertake the performance of any obligation, contract or engagement of any other persons, firm, association or corporation, each subject to the 1940 Act;

            (6) to issue, sell, repurchase, redeem, retire, cancel, acquire, hold, resell, reissue, dispose of, transfer, and otherwise deal in, redeemable shares of Common Stock of the Corporation, including shares of Common Stock of the Corporation in fractional denominations, and to apply to any such repurchase, redemption, retirement, cancellation or acquisition of shares of Common Stock of the Corporation, any funds or property of the Corporation, whether capital or surplus or otherwise, to the full extent now or hereafter permitted by the 1940 Act, the laws of the Commonwealth of Virginia and by these Articles of Incorporation;

            (7) to enter into investment advisory, distribution, administration, custodian contracts, and such other contracts as may be appropriate;

            (8) to have and exercise all of the powers and privileges conferred by the laws of the Commonwealth of Virginia upon corporations formed under the laws of such Commonwealth; and

            (9) to do any and all such further acts and to exercise any and all such further powers and privileges as may be necessary, incidental, relative, conducive, appropriate or desirable for the foregoing purposes.

      The enumeration herein of the objects and purposes of the Corporation shall be construed as powers as well as objects and purposes and shall not be deemed to exclude by inference any powers, objects or purposes which the Corporation is empowered to exercise, whether expressly by force of the laws of the Commonwealth of Virginia now or hereafter in effect, or impliedly by the reasonable construction of the said laws.

      THIRD: The total number of shares of Capital Stock which the Corporation shall have authority to issue is three billion seven hundred fifty million (3,750,000,000) having each a par value of one cent.

            (1) The shares of such Capital Stock are hereby divided into and will be issued in the following classes, such classes comprising the number of shares and having the designations indicated:

          ------------------------------------------------------
           Classes of Capital Stock             Number of Shares
          ------------------------------------------------------
            Capital Stock, Class A
              S&P 500 Index Fund                  250,000,000
          ------------------------------------------------------
            Capital Stock, Class B
          Government Securities Fund              250,000,000
          ------------------------------------------------------
            Capital Stock, Class C
               Money Market Fund                  250,000,000
          ------------------------------------------------------
            Capital Stock, Class D
               Total Return Fund                  250,000,000
          ------------------------------------------------------


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

          ------------------------------------------------------
           Classes of Capital Stock             Number of Shares
          ------------------------------------------------------
            Capital Stock, Class E
           International Equity Fund              250,000,000
          ------------------------------------------------------
            Capital Stock, Class F
          Real Estate Securities Fund             250,000,000
          ------------------------------------------------------
            Capital Stock, Class G
              Global Income Fund                  250,000,000
          ------------------------------------------------------
            Capital Stock, Class H
           Mid-Cap Value Equity Fund              250,000,000
          ------------------------------------------------------
            Capital Stock, Class I
                  Income Fund                     250,000,000
          ------------------------------------------------------
            Capital Stock, Class J
               U.S. Equity Fund                   250,000,000
          ------------------------------------------------------
            Capital Stock, Class K
          Premier Growth Equity Fund              250,000,000
          ------------------------------------------------------
            Capital Stock, Class L
               Value Equity Fund                  250,000,000
          ------------------------------------------------------
            Capital Stock, Class M
          Small-Cap Value Equity Fund             250,000,000
          ------------------------------------------------------
            Capital Stock, Class N
              Europe Equity Fund                  250,000,000
          ------------------------------------------------------
            Capital Stock, Class O
             Emerging Markets Fund                250,000,000
          ------------------------------------------------------

            (2) The Board of Directors may, without shareholder action, amend these Articles of Incorporation to designate investment portfolios for any class of Capital Stock. The Board of Directors may redesignate any shares of any series theretofore established that have not been issued, or that have been issued and reacquired, as shares of some other series, and may delete from the Articles of Incorporation any provisions originally adopted by the Board of Directors without shareholder action fixing the preferences, limitations and relative rights of any class of shares or series within a class, provided there are no shares of such class or series then outstanding.

            (3) The Corporation may issue fractions of shares of each class of the Capital Stock of the Corporation (calculated three places beyond the decimal) having pro rata all the rights of full shares, including, without limitation, the right to vote and to receive dividends and distributions, as and when declared by the Board of Directors, and the right to participate upon liquidation of the Corporation. Where the words "share" or "shares" are used in these Articles of Incorporation or in the By-Laws, they shall be deemed to include fractions of shares where the context does not clearly indicate that only full shares are intended.


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

            (4) With the approval of a majority of the shareholders of each affected class of Capital Stock, the Board of Directors may transfer the assets allocated to any particular class to any other class. Upon such a transfer, the Corporation shall issue shares of Capital Stock representing interests in the class to which the assets were transferred, in exchange for all shares of the Capital Stock representing interest in the class from which the assets were transferred. Such shares shall be exchanged at their respective net asset values.

            (5) Each share of a class shall have the same rights and privileges with respect to the assets allocated to such class and shall be entitled to participate equally in any dividends or distributions that may be declared as any other share of that class. Each fractional share of a class of Capital Stock shall have proportionately the same rights and privileges with respect to the assets allocated to such class as a whole share and shall participate proportionately in dividends or distributions declared.

            (6) Each shareholder of the Capital Stock of the Corporation shall be entitled to one vote for each full share, and a fractional vote for each fractional share, of Capital Stock, irrespective of the class, then standing in his name on the books of the Corporation. On any matter submitted to a vote of shareholders, all shares of the Capital Stock of the Corporation then issued and outstanding and entitled to vote shall be voted in the aggregate and not by class except:

                  (i) when otherwise expressly required by law, shares of the Capital Stock shall be voted by individual class; or

                  (ii) if the Board of Directors, in its sole discretion, determines that any matter concerns only one or more particular class or classes, it may direct that only holders of that class or those classes may vote on the matter.

            (7) Each shareholder of any class of the Capital Stock of the Corporation may require the Corporation to redeem all or any part of the shares of any class of the Capital Stock of the Corporation standing in the name of such holder on the books of the Corporation. The Corporation shall redeem all shares of such Capital Stock tendered to it for redemption at the redemption price of such shares in effect as determined by the Board of Directors of the Corporation. This right of redemption is subject to the right of the Board of Directors of the Corporation to suspend the right of redemption of any class of shares of the Capital Stock of the Corporation or postpone the date of payment of such redemption price in accordance with provisions of applicable law. Redemptions shall be conditioned upon the Corporation's having funds legally available therefor. The redemption price of shares of any class of the Capital Stock of the Corporation shall be the net asset value thereof as determined by the Board of Directors of the Corporation in accordance with the provisions of applicable law or these Articles, less such redemption fee or other charge, if any, as may be fixed by resolution of the Board of Directors of the Corporation. Payment of the redemption price shall be made in cash by the Corporation at such time and in such manner as may be determined by the Board of Directors of the Corporation, except that the shares of any class of the Capital Stock may be redeemed in kind with the assets allocated to that class if the Board of Directors deems such action desirable.

            (8) Each class of the Capital Stock of the Corporation shall have the following additional rights, qualifications, restrictions and/or limitations:

                  (i) The shares of each class of the Capital Stock, when issued, will be fully paid and non-assessable, have no preemptive, conversion, exchange, or similar rights, except as set forth in (ii) below.

                  (ii) All consideration received by the Corporation for the issue or sale of the Capital Stock of each class, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form, shall for all purposes be allocated to the assets of that class, subject only to the liabilities of that class. Each share of such class of the Capital Stock shall have a pro rata interest in the assets allocated to that class but shall not have any interest in the assets allocated to any other class. Any assets, income, earnings, profits, and proceeds thereof, and funds or payments which are not readily identifiable as allocable to any particular class, shall be allocated by or under the general supervision of the Board of Directors to and among one or more of the classes established and designated in such a manner and on such basis as the Board of Directors, in its sole discretion, deems fair and equitable.

                  (iii) The Board of Directors may declare and pay dividends or distributions, in stock or in cash, upon the shares of any or all classes of the Capital Stock, the declaration and the amounts of such dividends and distributions being wholly in the discretion of the Board of Directors subject to the following conditions:

                  (a) Dividends or distributions upon shares of any class of the Capital Stock, when declared by the Board of Directors, shall be paid only out of earned surplus or other lawfully available assets allocated to such class.

                  (b) Insomuch as one goal of the Corporation is to qualify as a "regulated investment company" under the Internal Revenue Code of 1986, as amended, or any successor or comparable statute, and inasmuch as the computation of net income and gains for Federal income tax purposes may vary from the computation thereof on the books of the Corporation, the Board of Directors shall have the power in its discretion to distribute in any fiscal year as dividends, including dividends designated in whole or in part as capital gains distributions, amounts sufficient in the opinion of the Board of Directors, to enable the Corporation to qualify as a regulated investment company and to avoid liability of the Corporation for Federal income tax in respect of that year. In furtherance, and not in limitation of the foregoing, in the event that a class of shares of the Capital Stock has a net capital loss for a fiscal year, and to the extent that a net capital loss for a fiscal year offsets net capital gains from one or more of the other classes, the amount to be deemed available for distribution to the class or classes with the net capital gains may be reduced by the amount of the offset.

                  (iv) The assets allocated to any class of the Capital Stock shall be charged with the liabilities in respect to such class, and shall also be charged with their share of the general liabilities of the Corporation in proportion to the net asset values of the assets allocated to the respective classes before allocation of general liabilities. The determination of the Board of Directors shall be conclusive as to the amount of liabilities or the amount of any general assets of the Corporation, as to whether such liabilities or assets are allocable to one or more classes, and as to the allocation of such liabilities or assets to a given class or among several classes.

                  (v) In the event of a liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the assets allocated to any class of the Capital Stock of the Corporation shall be charged with the liabilities in respect to such class and shall also be charged with their share of the general liabilities of the Corporation in proportion to the net asset values of the assets allocated to the respective classes. The determination of the Board of Directors shall be conclusive as to the amount of liabilities or the amount of any general assets of the Corporation and as to whether such liabilities or assets are allocable to one or more classes.

      FOURTH: (1) The number of Directors constituting the Board of Directors shall be fixed by the By-Laws, or in the absence of a by-law fixing the number, the number shall be seven. At the annual meeting of shareholders, the shareholders shall elect said number of directors.

            (2) A Director may be removed with or without cause, but only by action of the shareholders at a meeting called for such purposes by the holders of ten percent (10%) of the Capital Stock of the Corporation at the time issued and outstanding and entitled to vote in any election of Directors.

            (3) The Board of Directors of the Corporation is hereby empowered to authorize the issuance from time to time of shares of the Capital Stock of any class, whether now or hereafter authorized, subject to such limitations as may be set forth in these Articles of Incorporation or in the By-Laws of the Corporation or in the Virginia Stock Corporation Act or in the 1940 Act.

      FIFTH: Unless the Board of Directors conditions its submission of a proposed extraordinary corporate event on a receipt of a greater vote, any extraordinary corporate event that requires shareholder approval under the Virginia Stock Corporation Act, shall be approved by the holders of not less than two-thirds of the Capital Stock of the Corporation at the time outstanding and entitled to vote at a meeting at which a quorum is present in person or by proxy. The provisions of this Article shall not be deemed to affect any shareholder vote required by the Virginia Stock Corporation Act.

      SIXTH: Any Article of these Articles of Incorporation may be amended, altered or repealed, upon the vote of a majority of the holders of the Capital Stock of the Corporation who are present in person or by proxy at a meeting at which a quorum is present. Provisions which might, under the laws of the Commonwealth of Virginia at the time in force, be lawfully contained in these Articles of Incorporation, may be added or inserted upon a vote of holders of the Capital Stock of the Corporation who are present at a meeting in person or by proxy at a meeting at which a quorum is present. All rights at any time conferred upon the shareholders of the Corporation by these Articles of Incorporation are granted subject to the provisions of this Article.

      Notwithstanding any other Article of these Articles of Incorporation or the By-Laws of the Corporation, the amendment or repeal of the Seventh Article of these Articles of Incorporation requires the affirmative vote of holders of at least two-thirds of the Capital Stock of the Corporation at the time outstanding and entitled to vote.

      SEVENTH: As indicated in this Article, the Corporation shall indemnify its currently acting, former or future directors and officers against liability incurred in any proceeding. As used in this Article, "liability" means the obligation to pay a judgement, settlement, penalty, fine and all reasonable expenses incurred with respect to a proceeding, including attorney's fees, and "proceeding" means any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, and whether formal or informal.

            (1) The Corporation shall indemnify a director or officer made a party to a proceeding because he/she is or was a director or officer of the Corporation against liability incurred in the proceeding if:

                  (i) he/she conducted himself/herself in good faith, and

                  (ii) he/she reasonably believed that his/her conduct was in, or not opposed to, the Corporation's best interest, and

                  (iii) he/she was not guilty of willful misconduct, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his/her office, and

                  (iv) in the case of any criminal proceeding, he/she had no reasonable cause to believe his/her conduct was unlawful.

      The termination of a proceeding by an adverse judgement or order, by settlement or by conviction will not, of itself, be determinative that the officer or director did not meet the standard of conduct described in this section.

            (2) Indemnification provided pursuant to Section (1) shall be limited to reasonable expenses incurred in connection with the proceeding.

            (3) The Corporation shall indemnify a director or officer who entirely prevails in the defense of any proceeding to which he/she was a party because he/she is or was a director or officer of the Corporation against reasonable expenses incurred by him/her in connection with the proceeding.
            (4) The Corporation may pay for or reimburse the reasonable expenses incurred by a director or officer who is a party to a proceeding in advance of final disposition of the proceeding if:

                  (i) the director or officer furnishes the Corporation a written statement of his/her good faith belief that he/she has met the standard of conduct described in Section (1) of this Ninth Article, and

                  (ii) the director or officer furnishes the Corporation a written undertaking (which shall be an unlimited general obligation of the director or officer but need not be secured and may be accepted without reference to financial ability to make repayment), executed personally or on his/her behalf to repay the advance if it is ultimately determined that he/she did not meet the standard of conduct specified in Section (1), and

                  (iii) a determination is made that the facts then known to the persons making the determination would not preclude indemnification under this Ninth Article.

            (5) The Corporation shall not indemnify a director or officer under Section (1) of this Ninth Article unless authorized in the specific case after a determination has been made that indemnification is permissible in the circumstances because the director or officer has met the standard of conduct set forth in Section (1). The determination shall be made:

                  (i) By a majority of a quorum of directors who are neither interested persons nor parties to the proceeding or a proceeding on the same or similar grounds; or

                  (ii) If a quorum cannot be obtained under Subsection (5) (i), by a written opinion of special legal counsel (a) selected by the Board of Directors in the manner prescribed in Subsection (5) (i), or (b) if a quorum cannot be obtained under Subsection (5) (i) selected by a majority vote of the full Board of Directors, in which selection directors who are parties may participate; or

                  (iii) By the shareholders, but shares owned by or voted under the control of directors or officers who are at the time parties to the proceeding may not be voted on the determination.

            (6) Authorizations of indemnification and evaluations as to the reasonableness of expenses shall be made in the same manner as the determination that indemnification is permissible, except that if the determination is made by special legal counsel, authorization of indemnification and determination of reasonableness of expenses shall be made by those entitled under Subsection (5)
(ii) to select special legal counsel.

            (7) Every reference herein to director or officer shall include every director or officer or former director or officer of the Corporation and shall enure to the benefit of the heirs, executors and administrators of such person.

            (8) The foregoing rights of indemnification shall not be exclusive of any other rights and indemnifications to which the directors and officers of the Corporation may be entitled according to law.

            (9) The Corporation shall have the power to make any other or further indemnity to its directors and officers except an indemnity against willful misconduct, willful misfeasance, bad faith, gross negligence, reckless disregard of the duties involved in the conduct of his/her office, or a knowing violation of criminal law.

      EIGHTH: Any determination made in good faith, so far as accounting matters are involved, and in accordance with generally accepted accounting principles, by or pursuant to the direction of the Board of Directors is considered final and conclusive. This includes determinations as to:

             (1) the amount of assets, obligations or liabilities of the Corporation, the amount of net income of the Corporation from dividends and interest for any period and amounts at any time legally available for the payment of dividends,

            (2) the amount of any reserves or charges set up and the propriety thereof, the time of or purpose for creating reserves and the use, alteration or cancellation of any reserves or charges (whether or not any obligation or liability for which such reserves or charges have been created shall have been paid or discharged or shall be then or thereafter required to be paid or discharged),

            (3) the value of any investment owned by the Corporation, the net asset value per share of the outstanding Capital Stock of the Corporation and the establishment or designation or methods to be employed for valuing any asset of the Corporation or for determining the net asset value per share of Capital Stock of the Corporation, and

            (4) any other matters relating to the issuance, sale, redemption or other acquisition or disposition of investments or shares of the Capital Stock of the Corporation.

      Any reasonable determination made in good faith by or at the direction of the Board of Directors shall be final and conclusive, and shall be binding upon the Corporation and all holders of its Capital Stock, past, present and future. Shares of the Capital Stock of the Corporation are issued and sold on the condition and understanding, evidenced by the purchase of shares of Capital Stock, that any and all such determinations shall be binding.

      NINTH: The holders of not less than one-third of the shares of the Corporation's Capital Stock issued and outstanding and entitled to vote, represented in person or by proxy, shall constitute a quorum for the transaction of business at any meeting of the Corporation's shareholders. The vote of a majority of the shares cast on any matter at a meeting of shareholders at which a quorum is present shall be the act of the shareholders on that matter, unless the vote of a greater number of shares is required by law, including the 1940 Act, or by these Articles of Incorporation or the By-Laws of the Corporation.

      TENTH: The By-Laws of the Corporation shall be adopted by the directors of the Corporation. Thereafter the Board of Directors shall have the power to make, alter or repeal the By-Laws except any by-law in effect which may require shareholder action for adoption, alteration or repeal.

      ELEVENTH: The net asset value per share of each share of the Capital Stock of the Corporation shall be determined by or pursuant to the discretion of the Board of Directors and shall be final and conclusive. Such values shall be determined in the manner and subject to such applicable requirements as may be set forth in the By-Laws of the Corporation and any applicable law.

      TWELFTH: No provision of these Articles of Incorporation shall be effective to require a waiver of compliance with any provision of the Securities Act of 1933, as amended, or the 1940 Act, or of any valid rule, regulation or order of the Securities and Exchange Commission thereunder.

Date:         April 11, 20000
              ----------------------


Signature:    /s/ Matthew J. Simpson
              ----------------------

Printed name  Matthew J. Simpson
              ----------------------

Title:        Secretary
              ----------------------


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